UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2004

7-Eleven, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-16626	75-1085131
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

2711 North Haskell Avenue

Dallas, Texas 75204-2906

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 828-7011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2004, 7-Eleven, Inc. (the “Registrant”) entered into a new five-year $200 million revolving credit agreement (the “Credit Agreement”) with certain lenders party thereto, Citibank, N.A., as administrative agent, Sumitomo Mitsui Banking Corporation, as syndication agent, The Bank of Tokyo-Mitsubishi, Ltd., and Wells Fargo Bank, N.A. as co-documentation agents, and Citigroup Global Markets Inc. as sole lead arranger.

Under the terms of the Credit Agreement, the Registrant may obtain and utilize from time to time up to $200 million in revolving credit capacity to fund loans for general corporate purposes or to facilitate issuance of standby letters of credit. The Credit Agreement contains affirmative, negative and financial covenants customary for such financings, including, among other things, limits on the incurrence of liens and mergers and consolidations. The Credit Agreement also contains customary events of default, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, cross-defaults to certain other agreements, certain events of bankruptcy and insolvency, certain ERISA events, and invalidity or unenforceability of the subordination or guaranty of certain other obligations of the Registrant.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1

Item 1.02. Termination of a Material Definitive Agreement.

On October 26, 2004, the Registrant terminated its prior five-year $200 million revolving credit agreement dated as of January 25, 2001, in connection with the execution of the Credit Agreement. This prior credit agreement was scheduled to expire in January 2006. In addition to the Registrant, the parties to the prior agreement were the lenders party thereto, Citibank, N.A. as administrative agent, the Sakura Bank, Ltd., New York Branch, as co-agent, and Salomon Smith Barney, Inc., as sole lead arranger and sole book manager.

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2004, the Registrant issued an earnings release announcing its financial results for the third quarter ended September 30, 2004. A copy of the earnings release is attached as Exhibit 99.1 and is incorporated herein by reference.

The release includes references to “core earnings,” which is a non-GAAP financial measure. The Registrant believes that core earnings, which exclude non-operating items, are more indicative of the Registrant’s operating performance than net earnings. With regard to the Registrant’s results for the third quarter ended September 30, 2004, the earnings release includes a table that reconciles core earnings to net earnings, which the Registrant believes to be the most directly comparable GAAP financial measure.

The information contained in the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Exhibit
10.1	Credit Agreement, dated as of October 26, 2004, among 7-Eleven, Inc., as Borrower, the Financial Institutions Party Hereto as Lenders or Issuing Banks, Citibank, N.A., as Administrative Agent, Sumitomo Mitsui Banking Corporation, as Syndication Agent, The Bank of Tokyo-Mitsubishi, Ltd., and Wells Fargo Bank, N.A., as Co-Documentation Agents and Citigroup Global Markets Inc., as Sole Lead Arranger

99.1	Earnings Release dated October 28, 2004, including Condensed Consolidated Statements of Earnings and Financial Highlights

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

7-ELEVEN, INC.

Date: October 28, 2004	/s/ EDWARD W. MONEYPENNY
Edward W. Moneypenny
Senior Vice President and Chief Financial Officer